UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2026

CRISP MOMENTUM INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Park Avenue, 7th Floor, New York, NY 10177

(Address of principal executive offices) (Zip code)

(305) 351-9195

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2026, Renger van den Heuvel, Crisp Momentum Inc.’s (the “Company”) Chief Executive Officer, principal financial officer, principal accounting officer, and a member of the Company’s Board of Directors (the “Board”), resigned from his officer and director positions with the Company. His resignation was not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Also on June 30, 2026, the Company appointed Ana Rita Coelho to serve as Interim Chief Executive Officer, principal financial officer and principal accounting officer.

Immediately following Mr. van den Heuvel’s resignation, the Board increased the size of the Board to five members and appointed the following directors to fill the vacancies created by Mr. van den Heuvel’s resignation and the increase in the size of the Board:

Brian McConville

Ana Rita Coelho

Mariana Mourawad

Adrian Cheng and Clive Ng continue to serve as Chairman of the Board and Vice Chairman of the Board, respectively.

Historically, the Company’s officers and directors have not received compensation for their service. As of the date of this Current Report on Form 8-K, no compensation arrangements for the new (or existing) officers and directors have been made.

Certain biographical information about Mr. McConville, Ms. Coelho and Ms. Mourawad is included below:

Mr. McConville, age 59, is a senior level executive with 30 years’ experience in finance, technology, and media. Mr. McConville has served in executive roles as chief executive officer, president, and vice chairman in areas including artificial intelligence, cloud-based technology, and media. He was also a managing principal in a U.S. based holding company focused on management of positions in listed European companies. Mr. McConville was president, and board member of Collectrium, LLC, which was successfully sold to Christies Auction House in 2015. He is also an avid art collector, with a focus on Asian Contemporary work.

Ms. Coelho, age 36, brings extensive international experience in corporate operations, governance, cross-border transactions and strategic execution. Throughout her career, she has coordinated complex corporate projects across different jurisdictions and worked closely with executive leadership, legal counsel, financial institutions and international investors. Since joining the Company, Ms. Coelho has played a central role in the Company’s corporate operations, governance, SEC reporting processes, financing transactions and strategic initiatives.

Ms. Mourawad, age 39, brings significant experience in legal strategy, contract negotiation, regulatory compliance, and business-focused corporate support. Throughout her career, she has worked closely with senior leadership and cross-functional teams to align legal frameworks with corporate objectives, enhance operational efficiency, and support strategic execution. Ms. Mourawad has also led key initiatives involving the implementation of electronic signature platforms, document automation, and data protection compliance, strengthening legal risk management and improving operational performance across functions. She combines a strong legal background with a practical, strategic perspective and a demonstrated interest in innovation, technology, and business development. Ms. Mourawad holds a law degree and completed graduate studies in Business Administration.

Also on June 30, 2026, the Board formed the Audit Committee. The members of the Audit Committee are as follows:

Brian McConville (Chair)

Ana Rita Coelho

Mariana Mourawad

Mr. McConville is “independent” under the listing standards of The Nasdaq Stock Market and rules and regulations of the Securities and Exchange Commission (the “SEC”). Our Board of Directors has determined that one of the members of the Audit Committee, Mr. McConville, meets the definition of an “audit committee financial expert” and meet the definition of “financially literate” as established by the SEC.  The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the Company. The Audit Committee has the sole authority to engage, review and remove the Company’s independent auditor, and to establish and oversee procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and audit matters.

The Audit Committee has adopted a charter, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Audit Committee Charter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISP MOMENTUM INC.

Date: July 7, 2026	By:	/s/ Ana Rita Coelho
	Name:	Ana Rita Coelho
	Title:	Interim Chief Executive Officer